Exhibit 99.1

May 6, 2021

RAVE Restaurant Group, Inc. Reports Third Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter ended March 28, 2021.

Third Quarter Highlights:

•	The Company recorded net income of $0.4 million for the third quarter of fiscal 2021 compared to a net loss of $4.5 million for the same period of the prior year.
•	Total revenue decreased by $0.5 million to $2.2 million for the third quarter of fiscal 2021 compared to the same period of the prior year.
•	Income before taxes was $0.4 million for the third quarter of fiscal 2021 compared to a net loss before taxes of $0.5 million for the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales decreased 3% in the third quarter of fiscal 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales remained relatively stable in the third quarter of fiscal 2021 compared to the same period of the prior year.
•	On a fully diluted basis, net income increased $0.32 per share to $0.02 per share for the third quarter of fiscal 2021 compared to a net loss of $0.30 per share for the same period of the prior year.
•	Cash and cash equivalents increased $0.2 million during the third quarter of fiscal 2021 to $6.5 million at March 28, 2021.
•	Pizza Inn domestic unit count finished at 137.
•	Pizza Inn international unit count finished at 33.
•	Pie Five domestic unit count finished at 35.

“We are pleased that the heroic efforts of our management, franchisees, and team members have resulted in another profitable quarter amidst a pandemic and significant government restrictions,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “While we are pleased with this quarter’s results, much work remains.  We intend to continue our focus on innovation, operations consistency, technology upgrades, and cost controls to drive value and consistency for our customers and shareholders and position RAVE, Pizza Inn, and Pie Five for long term success."

"RAVE’s Q3 net income of $0.4 M marks the fourth consecutive quarter of net income and shows sequential improvement each quarter, in a pandemic, while running a buffet brand," said Solano.  We hold significant cash, have limited leverage, and have resolved our NASDAQ listing deficiencies.  We have a strong team, a sound strategy, and gritty franchisees committed to winning.”

“In Q3, Pizza Inn launched garlic-buttery crust system wide,” Solano said.  “Based on our research, this is a big consumer idea that holds significant opportunity.  We also believe the value and variety of the Pizza Inn Buffet can capitalize on pent-up consumer demand for real, authentic, in-person, dining experiences with families and friends.  We have another buffet innovation we’ve been holding for this moment that we expect to launch this month.  Lastly, in Q3 we selected Pepsi Cola as Pizza Inn’s exclusive soft drink supplier and will be transitioning from Coke in the coming months.  Our franchisees and customers are excited to dine out with their families and be refreshed with Pepsi, Dr. Pepper, Cheerwine, and Mountain Dew, among others.”

“At Pie Five we completed the roll out of our Panzano Pan pizza and new pricing strategy during the most recent quarter,” said Solano.  “This month we expect to introduce a differentiated pizza innovation with strong freshness/better-for-you cues, becoming the first among major fast-casual pizza brands to do so. We have partnered with a well-known brand in a growing segment of the food service industry for this upcoming launch.”

"Our third quarter results represent the fourth consecutive quarter of profitability for RAVE despite the challenges presented by the pandemic," said Clint Fendley, Vice President of Finance of RAVE Restaurant Group, Inc. "Our team is poised and ready to deliver innovative menu items aimed at driving traffic and revenue growth for our franchisees as we remain optimistic for an improving environment for the restaurant industry."

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses 205 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2021	March 29, 2020	March 28, 2021	March 29, 2020
REVENUES:	$2,183	$2,705	$6,214	$8,411

COSTS AND EXPENSES:
Cost of sales	76	104	229	353
General and administrative expenses	1,250	1,655	3,524	4,583
Franchise expenses	629	860	1,782	2,564
(Gain) loss on sale of assets	(156)	18	(156)	7
Impairment of long-lived assets and other lease charges	-	495	21	836
Bad debt expense (recovery)	(97)	11	18	39
Interest expense	23	24	69	75
Depreciation and amortization expense	41	45	128	141
Total costs and expenses	1,766	3,212	5,615	8,598

INCOME (LOSS) BEFORE TAXES	417	(507)	599	(187)
Income tax expense	1	4,008	5	4,077
NET INCOME (LOSS)	416	(4,515)	594	(4,264)

INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC:	$0.02	$(0.30)	$0.03	$(0.28)

INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED:	$0.02	$(0.30)	$0.03	$(0.28)

Weighted average common shares outstanding - basic	17,991	15,133	17,061	15,123

Weighted average common and potential dilutive common shares outstanding	18,789	15,133	17,859	15,123

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 28, 2021	June 28, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,487	$2,969
Restricted cash	-	234
Accounts receivable, less allowance for bad debts of $64 and $269, respectively	1,192	965
Notes receivable, current	1,040	546
Deferred contract charges, current	34	44
Prepaid expenses and other	231	174
Total current assets	8,984	4,932

LONG-TERM ASSETS
Property, plant and equipment, net	295	366
Operating lease right of use asset, net	2,772	3,567
Intangible assets definite-lived, net	127	155
Notes receivable, net of current portion	60	449
Deferred contract charges, net of current portion	218	231
Deposits and other	-	5
Total assets	$12,456	$9,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$445	$446
Accounts payable - lease termination impairments	-	407
Accrued expenses	976	775
Operating lease liability, current	586	632
Deferred revenues, current	169	254
Total current liabilities	2,176	2,514

LONG-TERM LIABILITIES
Convertible notes	1,569	1,549
PPP loan	657	657
Operating lease liability, net of current portion	2,532	3,471
Deferred revenues, net of current portion	756	960
Other long-term liabilities	-	51
Total liabilities	7,690	9,202

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 22,550,376 shares, respectively; outstanding 18,004,904 and 15,465,222 shares, respectively	251	225
Additional paid-in capital	37,174	33,531
Accumulated deficit	(8,122)	(8,716)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	4,766	503

Total liabilities and shareholders’ equity	$12,456	$9,705

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 28, 2021	March 29, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$594	$(4,264)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Impairment of long-lived assets and other lease charges	21	836
Stock compensation expense	39	(104)
Depreciation and amortization	128	141
Amortization of operating right of use assets	435	(396)
Amortization of debt issue costs	20	22
(Gain) loss on the sale of assets	(156)	7
Provision for bad debt	18	39
Deferred income tax	-	4,060
Changes in operating assets and liabilities:
Accounts receivable	(245)	(62)
Notes receivable	(144)	14
Deferred contract charges	23	(6)
Inventories	-	7
Prepaid expenses and other	(57)	(74)
Deposits and other	5	-
Accounts payable - trade	(1)	(101)
Accounts payable - lease termination impairments	(428)	(972)
Accrued expenses	201	346
Operating lease liability	(470)	380
Deferred revenue	(289)	(655)
Other long-term liabilities	(51)	(21)
Cash used in operating activities	(357)	(803)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable from fixed asset sales	40	117
Purchase of property, plant and equipment	(29)	(53)
Cash provided by investing activities	11	64

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	3,761	14
Equity issuance costs - ATM offering	(131)	(4)
Cash provided by financing activities	3,630	10

Net increase/(decrease) in cash, cash equivalents and restricted cash	3,284	(729)
Cash, cash equivalents and restricted cash, beginning of period	3,203	2,264
Cash, cash equivalents and restricted cash, end of period	$6,487	$1,535

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$64	$66
Income taxes	$16	$18

Non-cash activities:
Conversion of notes to common shares	$-	$64
Operating lease right of use assets at adoption	$-	$3,428
Operating lease liability at adoption	$-	$3,875

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2021	March 29, 2020	March 28, 2021	March 29, 2020
Net income (loss)	$416	$(4,515)	$594	$(4,264)
Interest expense	23	24	69	75
Income taxes	1	4,008	5	4,077
Depreciation and amortization	41	45	128	141
EBITDA	$481	$(438)	$796	$29
Stock compensation expense (income)	39	(19)	39	(104)
Severance	-	38	-	157
(Gain) loss on sale of assets	(156)	18	(156)	7
Impairment of long-lived assets and other lease charges	-	495	21	836
Franchisee default and closed store revenue	(43)	(133)	(154)	(587)
Closed and non-operating store costs	76	45	234	50
Adjusted EBITDA	$397	$6	$780	$388